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                    MORGAN STANLEY EASTERN EUROPE FUND, INC.
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2010 - JUNE 30, 2010

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
                                                   AMOUNT OF   % OF     % OF
          PURCHASE/            OFFERING    TOTAL     SHARES  OFFERING   FUNDS
 SECURITY   TRADE    SIZE OF   PRICE OF  AMOUNT OF PURCHASED PURCHASED  TOTAL                   PURCHASED
PURCHASED   DATE    OFFERING    SHARES    OFFERING  BY FUND   BY FUND  ASSETS      BROKERS         FROM
--------- --------- -------- ----------- --------- --------- --------- ------ --------------- -------------
  PZU SA  05/12/10     --        PLN     25,819,00  380,732    0.01%    0.52% Credit Suisse,  Goldman Sachs
                               312.500                                        Morgan STnaley,
                                                                               Deutsche Bank
                                                                                AG, London
                                                                              Branch, Goldman
                                                                                   Sachs
                                                                              International,
                                                                               Dom Maklerski
                                                                                 PKO Banku
                                                                              Polskiego, Dom
                                                                              Maklerski Banku
                                                                                  Ochrony
                                                                                Srodowiska
                                                                              Spolka Akcyjna
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